Exhibit 99.1

Pareteum Appoints Mary Beth Vitale to its Board of Directors

NEW YORK, NY – November 7, 2019 – Pareteum Corporation (Nasdaq: TEUM) today announced that the Company appointed Mary Beth Vitale to its Board of Directors, effective November 1, 2019.

“Pareteum’s Board of Directors is honored that Mary Beth is joining us as we continue to strengthen and diversify our leadership team. Mary Beth’s management and board experience will be instrumental in helping our board and management team deliver on our strategic objectives. Our global team is executing meticulously, and our unique software and platform are well positioned to capitalize on a very large market opportunity,” said Hal Turner, Executive Chairman.

Ms. Vitale brings a wealth of experience as an independent board member to public and private companies in various stages of growth and global expansion, having chaired the Audit, Risk and Technology, Compensation, and Nominating and Governance Committees for boards of directors as well as being lead director. She is a National Association of Corporate Directors (NACD) Board Advisory Services faculty member, providing training to boards of directors across the world, and is a NACD Leadership Fellow. She is currently co-founder and principal of Pellera, LLC and serves on the Board of Directors for Luna Innovations (NASDAQ:LUNA), a leader in optical technology.

She is also a member of the Board of Directors Executive Committee for GEHA, Inc., a health and dental insurance provider and chairs its Risk and Technology Committee. Prior to her board work,

Ms. Vitale was a CEO with more than 25 years of proven financial, IT/cyber, marketing and execution expertise in building and scaling companies. Her past roles include: CEO and Chairman of Westwind Media; President and COO of Rocky Mountain Internet (NASDAQ:RMII); and President of AT&T’s Western Region and Corporate Officer of AT&T (NYSE: T). Ms. Vitale holds a Certificate for Cybersecurity Oversight and is a qualified U.S. Securities and Exchange Commission Qualified Audit Committee Financial Expert (ACFE).

About Pareteum Corporation: Millions of people and devices are connected around the world using Pareteum’s Global Cloud Communications Platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services, bringing secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, and data, media and content enablement to our customers, making worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers. Pareteum envisions a new mobile communications experience, imagining what is to come, while delivering now. Pareteum currently has offices in North America, South America, Spain, Bahrain, Singapore, India, Indonesia, Germany, Belgium, United Kingdom, Russia, and the Netherlands. For more information please visit: www.pareteum.com.

Forward Looking Statements: Certain statements contained herein constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. These risks include, among other things (1) the ability to complete Pareteum’s restatement of its previously issued consolidated financial statements as of and for the full year ended December 31, 2018, and interim periods ended March 31, 2019 and June 30, 2019 and address any material weaknesses, the timing of the completion of necessary restatements, interim reviews and audits by the Company’s independent registered public accounting firm, (2) risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the restatement of the affected financial statements and internal control matters, (3) the risk of litigation or regulatory action arising from the restatement of the affected financial statements, (4) the timing of the review by, and the conclusions of, the Company’s independent auditor regarding the restatement, (5) the ability of the Company to remediate any material weaknesses in internal control over financial reporting, (6) potential reputational damage that the Company may suffer as a result of the restatement of the affected financial statements, (7) the impact of the restatement of the affected financial statements on the value of the Company’s common stock, and (8) the risk that the filing of the restatement of the affected financial statements will take longer than anticipated. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

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Pareteum Investor Relations Contacts:

Carrie Howes
Investor Relations
+1 650 232 4238
carrie.howes@pareteum.com

Investor.relations@pareteum.com